                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1999 on the financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in United States Satellite Broadcasting Company, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

    Arthur Andersen LLP

Minneapolis, Minnesota
April 21, 1999